UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): May 22, 2018

OCEAN THERMAL ENERGY CORPORATION
(Exact name of registrant as specified in its charter)

Nevada	033-19411-C	20-5081381
(State or other jurisdiction of	(Commission File Number)	(IRS Employer
incorporation or organization)		Identification No.)

800 South Queen Street
Lancaster, PA		17603
(Address of principal executive offices)		(Zip code)

Registrant’s telephone number, including area code:		(717) 299-1344

n/a
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (Section 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (Section 240.12b-2 of this chapter).

Emerging growth company [ ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

ITEM 1.01—ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On May 22, 2018, we entered into a Securities Purchase Agreement, Convertible Note, and Security Agreement with Collier Investments, LLC, a California limited liability company. The Securities Purchase Agreement provides for Collier’s purchase of the convertible note in the aggregate amount of $281,250 for the purchase price of $250,000 (an original issue discount of 8.9%). On May 22, 2018, we received proceeds of $195,581.20, net of $5,000 for the investor’s legal fees and $49,418.80 for other fees and expenses paid on our behalf. In addition to issuing the convertible note, we issued 400,000 shares of our common stock to Colliers as an initial commitment fee. Subsection 1(a) of the Securities Purchase Agreement provides a mechanism for calculating the number of additional commitment shares that we may have to issue based on the market price of our common stock on the day that is 30 trading days following the six-month anniversary of the issuance date of the convertible note. The convertible note accrues interest at the rate of 12%, matures on the earlier of seven months after the issuance date or the date of qualified financing (as defined in the note), and converts at the conversion price equal to the lesser of: (i) 80% of the of the price per share paid by investors in the qualified financing; or (ii) $0.20, subject to adjustment as provide in the convertible note.

Prompt payment and performance of the Securities Purchase Agreement and Convertible Note are secured by the terms of the Security Agreement. Under the Security Agreement, we granted to Colliers a first-lien security interest in the collateral listed on Exhibit A to the agreement, including all of our accounts receivable, deposit accounts, inventory and equipment, documents of title to property, intellectual property, and future accounts and proceeds.

These securities were issued in reliance on the exemption from registration provided in Section 4(a)(2) of the Securities Act of 1933, as amended, for transactions not involving any public offering. Collier Investments, LLC, is an “accredited investor” as defined in Rule 501(a) of Regulation D and confirmed the foregoing and acknowledged, in writing, that the securities were acquired and will be held for investment. No underwriter participated in the offer and sale of these securities and no commissions or other remuneration was paid or given directly or indirectly in connection therewith.

ITEM 2.03—CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN
OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT

The information set forth in Item 1.01 is incorporated by reference in this Item 2.03.

ITEM 3.02—UNREGISTERED SALES OF EQUITY SECURITIES

The information set forth in Item 1.01 is incorporated by reference in this Item 2.03.

ITEM 9.01—FINANCIAL STATEMENTS AND EXHIBITS

The following are filed as exhibits to this report:

Exhibit Number*	Title of Document	Location

Item 10	Material Contracts
10.39	Securities Purchase Agreement	Attached

10.40	Convertible Note	Attached

10.41	Security Agreement	Attached

*
All exhibits are numbered with the number preceding the decimal indicating the applicable SEC reference number in Item 601 and the number following the decimal indicating the sequence of the particular document. Omitted numbers in the sequence refer to documents previously filed as an exhibit.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OCEAN THERMAL ENERGY CORPORATION

Company Name

Date: June 1, 2018	By:	/s/ Jeremy P. Feakins
Jeremy P. Feakins
Chief Executive Officer

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